UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 10, 2021

DRIVEN BRANDS HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-39898 (Commission File Number)	74-3595252 (I.R.S. Employer Identification No.)

440 S. Church Street, Suite 700
Charlotte, NC 28202
(Address of principal executive offices) (Zip Code)

(704) 377-8855
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $.01 per share	DRVN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On February 10, 2021, Driven Brands Holdings Inc. (the “Company”) sold an additional 4,772,727 shares of its common stock, par value $0.01 per share (the “Common Stock”), at a public offering price of $22.00 per share pursuant to the underwriters’ exercise in full of the over-allotment option the Company granted to the underwriters in connection with its recently closed initial public offering of 31,818,182 shares of Common Stock. The Company received from the exercise of the over-allotment option net proceeds, after deducting underwriting discounts and commissions, of $99,224,994.33 and used $42,976,505.88 of such net proceeds to purchase 2,067,172 shares of Common Stock from existing holders as described in the prospectus, dated January 14, 2021, filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended. The Company intends to use the remaining net proceeds for general corporate purposes. Following the issuance of 4,772,727 shares of Common Stock and the subsequent purchase of 2,067,172 shares of Common Stock as described herein, the Company had 167,410,253 shares of Common Stock outstanding.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRIVEN BRANDS HOLDINGS INC.

Date: February 10, 2021	By:	/s/ Scott O’Melia
Name: Scott O’Melia
Title: Executive Vice President, General Counsel and Secretary

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